UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, under “Part II-Other Information—Item 5. Other Information”, on January 15, 2021, Monaker Group, Inc. (the “Company”, “we” and “us”), entered into a Founding Investment and Subscription Agreement (the “Investment Agreement”) with Reinhart Interactive TV AG, a company organized in Switzerland (“Reinhart”), and Jan C. Reinhart, the founder of Reinhart (“Founder”).

The Investment Agreement contemplated the Company acquiring 51% of the ownership of Reinhart, in consideration for 10,000,000 Swiss Francs (approximately $10.8 million US), The closing of the transactions contemplated by the Investment Agreement was to take place on April 1, 2021, or earlier if the conditions to closing were earlier satisfied. Conditions to closing included the Company paying the required capital contribution, approval of the transaction by the board of directors of the Company and Reinhart, and certain requirements and confirmations required by Swiss law. The Investment Agreement included customary representations and warranties of the parties. We also agreed to reimburse the Founder’s legal fees of up to 30,000 Swiss Francs (approximately $33,670) in connection with the transaction. Additionally, in the event we failed to close the transactions contemplated by the Investment Agreement by April 1, 2021, we agreed to pay the Founder 500,000 Swiss Francs (approximately $560,000), as a break-up fee.

We closed the transactions contemplated by the Investment Agreement on March 31, 2021, by paying the Founder $10.8 million in cash. The consideration paid to the Founder came largely from funds advanced by HotPlay Enterprise Limited (“HotPlay”), which entity the Company is party to a pending share exchange agreement to acquire, each as previously disclosed.

Reinhart is in the business of providing a software-based TV and video distribution platform to telecom operators and digital content owners and providing services to telecom operators and digital content owners for user interaction design, as well as software development, deployment and support.

In connection with our entry into the Investment Agreement, we entered into a Founding Shareholders’ Agreement with the Founder (the “Shareholders’ Agreement”). The Shareholders’ Agreement set forth certain rules for the governance and control of Reinhart. The Shareholders’ Agreement provides that the Board of Directors of Reinhart will consist of five members, three of which will be appointed by the Founder and other shareholders of Reinhart, and two of which will be appointed by the Company which include William Kerby, the Company’s Chief Executive Officer, and Mark Vange, the Chief Technology Officer of HotPlay; that any material shareholder matters are required to be approved by shareholders holding at least 66 2/3% of the total outstanding vote of Reinhart; that in the event Reinhart issues, within five years after the closing date, any equity or convertible equity, with a price less than the most recent valuation of Reinhart’s shares, the shares held by each director who is appointed by the Founder are subject to weighted average anti-dilution protection; provides for various restrictions on transfers of shares of Reinhart, including right of first refusal rights, tag-along rights, and drag-along rights, as well as certain rights which would trigger the right of the other parties to the Shareholders’ Agreement to acquire the shares held by an applicable shareholder, for the higher of the fair market value and the nominal value of the shares (except in the case of (c) where the purchase price is the lower of such amounts), if such shareholder (a) commits a criminal act against the interests of another party, Reinhart or its affiliates; (b) breaches the Shareholders’ Agreement, and fails to cure such breach 20 days after notice thereof is provided; or (c) the employment of any employed shareholder is terminated for certain reasons.

The Shareholders Agreement also provides a right for the Founder and any other persons appointed as directors by the Founder to put their shares to the Company, at which time the Company will be required to purchase such shares (the “Founder’s Shares”), based on the following schedule:

Date right is triggered	Percent of Founder’s Shares eligible to be sold	Required Purchase Price
January 1, 2024	33%	15 times EBITDA based on audited 2023 Reinhart financials
January 1, 2025	66%	15 times EBITDA based on audited 2024 Reinhart financials
December 20, 2025, if the Board of Directors of Reinhart, together with a majority of the directors appointed by the Company, agree to sell Reinhart to a third party, but the Company and the Founder can’t agree on such sale, by such date	100%	Higher of (a) 15 times EBITDA based on audited 2025 Reinhart financials; and (b) the value of a fully-funded acquisition proposal based on audited 2025 Reinhart financials
January 1, 2026	100%	Lower of (a) 15 times EBITDA based on audited 2025 Reinhart financials; and (b) the value of a fully-funded acquisition proposal based on audited 2025 Reinhart financials

The Shareholders’ Agreement also allows the parties to file for an initial public offering on a Swiss trading exchange. The Shareholders’ Agreement has a term of 10 years, extendable thereafter for successive five-year periods, unless terminated by either party with 12 months prior written notice (provided that any such termination shall only be applicable to the terminating shareholder), subject to earlier termination in connection with certain initial public offerings.

The foregoing description of the Investment Agreement and Shareholders’ Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement and Shareholders’ Agreement, which are incorporated by reference as Exhibits 2.1, and 10.2 to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

We plan to claim an exemption from registration for the issuance of the Consulting Shares (described below in Item 8.01, which disclosure is incorporated by reference into this Item 3.02), as applicable, pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the entry into the Consulting Agreements did not involve a public offering, the recipients are (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 8.01 Other Events.

On March 26, 2021, the Company entered into an Agreement For Consulting Services to be Provided (the “Consulting Agreements”), with six individuals, pursuant to which such persons agreed to provide expertise to the Company in connection with the acceleration and expansion of the Company’s Longroot Initial Coin Offering (ICO) Portal, on a month-to-month basis, beginning on March 20, 2021, and continuing thereafter until the Company provides two weeks’ notice to such consultant of its intent to terminate the applicable consulting agreement. The Company agreed to pay each consultant $5,000 per month, which at each consultant’s option may be paid in cash or restricted shares of common stock (the “Consulting Shares”).

The description of the Consulting Agreements above is qualified in its entirety by the full text of the Form of Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference in this Item 8.01 in its entirety.

On April 6, 2021, the Company issued a press release announcing the acquisition of Reinhart. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

The financial statements of Reinhart, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

Pro forma financial information relative to acquisition of Reinhart, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
2.1%#	Founding Investment and Subscription Agreement dated January 15, 2021, by and between Monaker Group, Inc., Jan C. Reinhart, and Reinhart Interactive IV AG (filed as Exhibit 10.30 to the Company’s Current Report on Form 10-Q, filed with the Securities and Exchange Commissions on January 19, 2021, and incorporated herein by reference)(File No. 001-38402)
10.1*	Form of Agreement For Consulting Services to be Provided dated March 25, 2021, and entered into March 26, 2021 between Monaker Group, Inc. and the consultants party thereto
10.2#	Founding Shareholders’ Agreement dated January 15, 2021, by and between Monaker Group, Inc., Jan C. Reinhart, certain other shareholders of Reinhart Interactive IV AG, certain directors of Reinhart Interactive IV AG and Reinhart Interactive IV AG (filed as Exhibit 10.31 to the Company’s Current Report on Form 10-Q, filed with the Securities and Exchange Commissions on January 19, 2021, and incorporated herein by reference)(File No. 001-38402)
99.1*	Press release dated April 6, 2021

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) and/or 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

% Certain information has been redacted from the exhibit pursuant to Item 601(a)(6) of Regulation S-K (and replaced with #’s) as the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy. A copy of any omitted information will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any information so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 6, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer